UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report June 22, 2010

(Date of earliest event reported)

Old Second Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-10537	36-3143493
(Commission File Number)	(I.R.S. Employer Identification Number)

37 South River Street, Aurora, Illinois	60507
(Address of principal executive offices)	(Zip Code)

(630) 892-0202

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01.  Other Events.

On June 22, 2010, Old Second Bancorp, Inc. (the “Company”) announced the commencement of an offer to exchange shares of its common stock for a portion of the outstanding 7.80% Capital Securities issued by Old Second Capital Trust I (the “Capital Securities”).  The Company also announced other initiatives it is exploring as part of its capital strategy.

The press release also notes that the Company filed a preliminary proxy statement with the Securities Exchange Commission on June 22, 2010 in connection with a special meeting of stockholders to be held in the third quarter of 2010.  The purpose of the special meeting is to seek stockholder approval, in accordance with the Nasdaq listing rules, to issue up to 6,000,000 shares of its common stock, in the aggregate, in the exchange offer for the Capital Securities and in a possible separate private exchange of its common stock for capital securities held by certain holders of Old Second Capital Trust II.  Additionally, the Company is seeking stockholder approval to increase the number of authorized shares of common stock from 40,000,000 to 60,000,000 to provide the Company with the necessary flexibility to conduct the exchange offer and pursue other contemplated components of its capital strategy, as market conditions permit.

The press release related to the transactions is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item  9.01.  Financial Statements and Exhibits.

(d)                                 The following exhibits are filed herewith:

99.1                           Press Release dated June 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: June 22, 2010	By:	/s/ J. Douglas Cheatham
J. Douglas Cheatham
Executive Vice President and Chief Financial Officer